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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------

                        AUGUST 23, 2002 (AUGUST 22, 2002)
               (DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED))


                               CENDANT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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         DELAWARE                          1-10308                 06-0918165
 (STATE OR OTHER JURISDICTION        (COMMISSION FILE NO.)      (I.R.S. EMPLOYER
     OF INCORPORATION OR                                        IDENTIFICATION
        ORGANIZATION)                                                 NUMBER)

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              9 WEST 57TH STREET
                 NEW YORK, NY                                10019
       (ADDRESS OF PRINCIPAL EXECUTIVE                     (ZIP CODE)
                   OFFICE)

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                                 (212) 413-1800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      NONE
       (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF APPLICABLE)




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Item 5.  Other Events

         EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

         On August 22, 2002, we announced that we entered into a definitive agreement to acquire substantially all of the assets of Budget Group, Inc. for $107.5 million in cash plus payment of certain transaction related expenses and assumption of certain contracts and trade payables. In addition, one of our subsidiaries will assume approximately $2.7 billion in non recourse asset-backed vehicle related debt. Budget Group is the third largest general car and truck rental company in the United States. A copy of the press release announcing our agreement to acquire Budget Group is attached as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

Item 7. Exhibits

         See Exhibit Index.


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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CENDANT CORPORATION



                                            BY: /S/ ERIC J. BOCK
                                                --------------------------------
                                                Eric J. Bock
                                                Executive Vice President
                                                and Corporate Secretary


Date:  August 23, 2002








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                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
                 REPORT DATED AUGUST 23, 2002 (AUGUST 22, 2002)


                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
------------      ------------
99                Press Release issued by Cendant Corporation on August 22,
                  2002,  announcing its agreement to acquire Budget Group.